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Exhibit 10.14


                                      TRANSFER AGREEMENT

           Party A: Shanghai Likang Pharmaceutical High-Tech Co., Ltd Party B: Shanghai Likang Disinfectant High-tech Co., Ltd S


Article 1.  the transfered land and factory
      Party A shall transfer the land (47,189 Square foot) and factory (15,618 square foot) located at 1104 Jiatang Road, Jiading Disctrict Shanghai to Party B.


Article 2.  Transferred Amount


      The transferred amount is RMB 2,700,000 (US$337,500), evaluation report is attached.


Article 3. Effectiveness

      This agreement shall be effective immediately upon signing and sealing by both parties

Party A: Shanghai Likang Pharmaceutical High-Tech Co., Ltd



(Signature)     Guoqiang Fan
  Date:     August 5, 2005

Party B: Shanghai Likang Disinfectant High-tech Co., Ltd S


(Signature)  Xuelian Bian


Date:     August 5, 2005